UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road

North Billerica, Massachusetts 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on November 11, 2022, Lantheus Two, LLC (“Lantheus Two”), an indirect wholly owned subsidiary of Lantheus Holdings, Inc. (the “Company”), entered into a license and collaboration agreement (the “PNT-2002 License Agreement”) with an affiliate of POINT Biopharma Global Inc. (“POINT”), to co-develop and commercialize PNT-2002, a prostate-specific membrane antigen-targeted radiopharmaceutical therapy for the treatment of metastatic castrate-resistant prostate cancer. Lantheus Medical Imaging, Inc. (“LMI”), a wholly owned subsidiary of the Company, is guaranteeing Lantheus Two’s obligations under the PNT-2002 License Agreement. The effectiveness of the PNT-2002 License Agreement was subject to, among other things, the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On December 20, 2022, the PNT-2002 License Agreement became effective and the transaction closed.

Pursuant to the terms of the PNT-2002 License Agreement, POINT granted to Lantheus Two exclusive rights to develop and commercialize PNT-2002 worldwide, except certain countries in Asia (the “Territory”). The parties’ collaboration is governed through an executive steering committee and joint functional steering committee.

Under the terms of the PNT-2002 License Agreement, Lantheus Two will pay POINT an upfront cash payment of $250 million within five business days after the PNT-2002 License Agreement becomes effective, with the potential for up to an additional $281 million in milestone payments upon the achievement of specified U.S. and ex-U.S. regulatory milestones related to PNT-2002. POINT is also eligible to receive up to $1.28 billion in sales milestone payments upon the achievement of specified annual sales thresholds of PNT-2002. In addition, after Lantheus Two achieves $500 million in cumulative Gross Profit, POINT is eligible to receive royalty payments of twenty percent of net sales of PNT-2002 in the Territory. Prior to achieving that financial recoupment threshold, POINT is eligible to receive royalty payments of twenty percent on that portion of annual net sales of PNT-2002 in the Territory that generate annual gross profit in excess of specified levels.

The PNT-2002 License Agreement will remain in effect, unless terminated earlier, until the expiration of all royalty terms for PNT-2002 in the Territory. The PNT-2002 License Agreement may be terminated for cause by either party based on uncured material breach of the other party or bankruptcy of the other party. Lantheus Two may terminate the PNT-2002 License Agreement without cause on specified notice periods, subject to the passage of time and specified milestones or triggers.

Item 8.01	Other Events

Also as previously disclosed, on November 11, 2022, Lantheus Three, LLC (“Lantheus Three” and, together with Lantheus Two, “Lantheus LLC”), an indirect wholly owned subsidiary of the Company, entered into a license and collaboration agreement (the “PNT-2003 License Agreement” and, together with the PNT-2002 License Agreement, the “License Agreements”) with POINT to co-develop and commercialize PNT-2003, a somatostatin receptor targeted radioligand (“SSTR”) therapy with non-carrier added lutetium-177, which is in development to treat patients with SSTR-positive neuroendocrine tumors. LMI is guaranteeing Lantheus Three’s obligations under the PNT-2003 License Agreement. The effectiveness of the PNT-2003 License Agreement was subject to, among other things, the expiration or early termination of any waiting period under the HSR Act. On December 20, 2022, the PNT-2003 License Agreement became effective and the transaction closed.

Pursuant to the terms of the PNT-2003 License Agreement, POINT granted to Lantheus Three exclusive rights to develop and commercialize PNT-2003 in the Territory. The parties’ collaboration is governed through an executive steering committee and joint functional steering committee.

Under the terms of the PNT-2003 License Agreement, Lantheus Three will pay POINT an upfront cash payment of $10 million within five business days after the PNT-2003 License Agreement becomes effective, with the potential for up to an additional $34.5 million in milestone payments upon the achievement of specified U.S. and ex-U.S. regulatory milestones related to PNT-2003. POINT is also eligible to receive up to $275 million in sales milestone payments upon the achievement of specified annual sales thresholds of PNT-2003. In addition, POINT is eligible to receive royalty payments of fifteen percent of net sales of PNT-2003 in the Territory.

At any time after filing the first application for obtaining market authorization for PNT-2003 with the U.S. Food and Drug Administration (“FDA”), Lantheus Three may terminate the PNT-2003 License Agreement without cause on 30 days’ prior written notice. Upon early termination of an Agreement by either party, all licenses granted by the parties pursuant to that Agreement will automatically terminate.

On December 20, 2022, the Company issued a press release announcing the closing of the License Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and information included herein, contain forward-looking statements relating to, among other things, Lantheus LLC’s strategic partnership with POINT and the success thereof; POINT’s and Lantheus LLC’s abilities to successfully develop and commercialize PNT-2002 and PNT-2003; and POINT’s eligibility to receive development, regulatory and commercial milestone payments and royalties under the License Agreements. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “potential,” “may,” “will,” “expects” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are based on the current expectations of the Company and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks that the FDA or other regulatory authorities may make adverse decisions regarding PNT-2002 or PNT-2003; risks related to POINT’s and Lantheus LLC’s decisions regarding development, manufacture and commercialization of PNT-2002 and PNT-2003; risks that PNT-2002 and PNT-2003 clinical trials may not be predictive of real-world results or of results in subsequent clinical trials; the availability of resources to develop these product candidates; market competition; as well as other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1*	License and Collaboration Agreement between Point Biopharma, Inc. and Lantheus Two, LLC, dated as of November 11, 2022 (incorporated by reference to Exhibit 10.1 to the Lantheus Holdings, Inc. Current Report on Form 8-K filed on November 14, 2022)

10.2*	License and Collaboration Agreement between Point Biopharma , Inc. and Lantheus Three, LLC, dated as of November 11, 2022 (incorporated by reference to Exhibit 10.2 to the Lantheus Holdings, Inc. Current Report on Form 8-K filed on November 14, 2022)

99.1	Press Release of Lantheus Holdings, Inc. dated December 20, 2022, entitled “Lantheus Announces Closing of Strategic Collaboration and Exclusive License Agreements for the Commercialization of PNT2002 & PNT2003 with POINT Biopharma”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name:	Daniel M. Niedzwiecki
Title:	Senior Vice President and General Counsel

Date: December 20, 2022